UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93-95 Gloucester Place, London, England, United Kingdom	W1U 6JQ
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2008 is being filed solely to amend the first paragraph of Item 1.01 to change the closing date of the private placement offering and to add disclosure regarding an additional investor in the private placement offering.

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2008, KAL Energy, Inc., a Delaware corporation (the “Company”), entered into Subscription Agreements (the “Agreements”) with 24 investors (the “Investors”) pursuant to which the Company agreed to sell an aggregate of 60,686,732 shares of common stock to the Investors at a purchase price of $0.15 per share, which will result in gross proceeds to the Company of approximately $9,103,010. One of the original Investors entered into an agreement to offer a portion of their subscription to an additional investor prior to closing. As a result of that transaction, we have 25 Investors in total for this private placement transaction. The closing of the private placement transaction will occur on a rolling basis through June 15, 2008.

The shares of common stock were offered and sold in a private placement transaction, and such shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the shares of common stock may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The registration rights provisions contained in the Agreements require the Company to prepare and file with the Securities and Exchange Commission a registration statement on Form SB-2 for the purpose of registering for resale all of the shares of the Company’s common stock issued to the Investors in the private placement transaction.

This announcement is not an offer to sell securities of the Company, and any opportunity to participate in the private placement transaction was available to a limited group of non-“U.S. persons,” as defined in Regulation S (“Regulation S”) promulgated under the Securities Act.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of the Agreement entered into in connection with the private placement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of common stock issued in the private placement transaction described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Regulation S under the Securities Act. The shares of common stock were offered and sold in “offshore transactions,” as defined in Regulation S, and no “directed selling efforts,” as defined in Regulation S, were made in the United States by the Company, a distributor of the Company’s shares, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the Agreements contain representations to support the Company’s reasonable belief that the Investors are non-“U.S. persons,” as defined by Regulation S.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement.*
* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

May 30, 2008	By:	/s/ Jorge Nigaglioni
Jorge Nigaglioni
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Subscription Agreement.*
* Previously filed